Exhibit 25

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549

                                FORM  T-1

                         STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF
                A CORPORATION DESIGNATED TO ACT AS TRUSTEE
               ___________________________________________
           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
             A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                         THE CHASE MANHATTAN BANK
           (Exact name of trustee as specified in its charter)

                 New York                        13-4994650
         (State of incorporation              (I.R.S. employer
         if not a national bank)             identification No.)

             270 Park Avenue                        10017
            New York, New York                   (Zip Code)
 (Address of principal executive offices)

                            William H. McDavid
                             General Counsel
                             270 Park Avenue
                         New York, New York 10017
                           Tel:  (212) 270-2611
        (Name, address and telephone number of agent for service)
               ____________________________________________
                       KEYSPAN GAS EAST CORPORATION
                           KEYSPAN CORPORATION
           (Exact name of obligor as specified in its charter)


                 New York                        11-3431358
     (State or other jurisdiction of             11-3434848
      incorporation or organization)          (I.R.S. employer
                                             identification No.)

 175 East Old Country Road, Hicksville NY           11801
                  11801                             11201
    One MetroTech Center, Brooklyn NY            (Zip Code)
 (Address of principal executive offices)

                             Debt Securities
                   (Title of the indenture securities)

                                 GENERAL

Item 1.    General Information.

           Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                 New York State Banking Department, State House, Albany, New York 12110.

                 Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                 Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                 Federal Deposit Insurance Corporation, Washington, D.C.,
                 20429.

           (b) Whether it is authorized to exercise corporate trust powers.

                 Yes.

Item 2.    Affiliations with the Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           None.

Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7th day of January, 2000.

                                  THE CHASE MANHATTAN BANK


                                  By
                                     -------------------------------
                                     F. Springer
                                     Assistant Vice President

Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7th day of January, 2000.

                                  THE CHASE MANHATTAN BANK


                                  By
                                     -------------------------------
                                     F. Springer
                                     Assistant Vice President

                          Exhibit 7 to Form T-1

                             Bank Call Notice

                          RESERVE DISTRICT NO. 2
                   CONSOLIDATED REPORT OF CONDITION OF

                         The Chase Manhattan Bank
               of 270 Park Avenue, New York, New York 10017
                  and Foreign and Domestic Subsidiaries,
                 a member of the Federal Reserve System,

             at the close of business September 30, 1999, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                 Dollars Amounts
                                                ASSETS                             in Millions
Cash and balances due from depository institutions:
 Noninterest-bearing balances and currency and coin   . . . . . . . . . . . . .       $13,497
 Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . .         6,388
Securities:
Held to maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . .           798
Available for sale securities . . . . . . . . . . . . . . . . . . . . . . . . .        48,655
Federal funds sold and securities purchased under agreement to resell . . . . .        30,373
Loans and lease financing receivables:
 Loans and leases, net of unearned income   . . . . . . . . . . . .  $132,392
 Less:  Allowance for loan and lease losses   . . . . . . . . . . .     2,463
 Less:  Allocated transfer risk reserve   . . . . . . . . . . . . .         0
                                                                     --------
 Loans and leases, net of unearned income, allowance, and reserve . . . . . . .       129,929
Trading Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        47,413
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . .         3,287
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . .            26
Investments in unconsolidated subsidiaries and associated companies . . . . . .           185
Customers' liability to this bank on acceptances outstanding  . . . . . . . . .           716
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,693
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15,430
                                                                                     --------
TOTAL ASSETS                                                                         $299,390

                                              LIABILITY

Deposits
 In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $100,324
 Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . .   $41,601
 Interest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . .  58,723
                                                                     --------
 In foreign offices, Edge and Agreement subsidiaries and IBF's  . . . . . . . .        88,064
Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,363

                                   -5-


 Interest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        81,701
Federal funds purchased and securities sold under agreements to repurchase  . .        35,773
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . .           892
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33,565
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
 With a remaining maturity of one year or less  . . . . . . . . . . . . . . . .         4,434
 With a remaining maturity of more than one year through three years  . . . . .            14
 With a remaining maturity of more than three years   . . . . . . . . . . . . .            97
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . .           716
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . .         5,429
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11,457

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       280,765
                                                                                     --------

                                            EQUITY CAPITAL

Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . .             0
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,211
Surplus  (exclude all surplus related to preferred stock) . . . . . . . . . . .        11,016
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . .         7,333
Net unrealized holding gains (losses)on available-for-sale securities . . . . .          (951)
Accumulated net gains (losses) on cash flow hedges  . . . . . . . . . . . . . .             0
Cumulative foreign currency translation adjustments . . . . . . . . . . . . . .            16
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18,625
                                                                                     --------
TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . .      $299,390
                                                                                     ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                            JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WALTER V. SHIPLEY         )
WILLIAM B. HARRISON, JR.  )  DIRECTORS
SUSAN V. BERRESFORD       )








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